March 5, 2013

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street NW
Washington DC  20549

RE:           BULLFROG GOLD CORP.

Commission File Number: 000-54653

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Bullfrog Gold Corp. in Item 4.02 of its Form 8-K dated February 25, 2013, and captioned "Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review."

We hereby consent to the filing or this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

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